MTS News Release

Exhibit 99.1
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE April 10, 2017	For more information contact: Andy Cebulla Director of Investor Relations and Treasurer (952) 937-4000

MTS REPORTS FINANCIAL RESULTS FOR FISCAL YEAR 2016 FULL YEAR AND FISCAL YEAR 2017 FIRST QUARTER

EDEN PRAIRIE, MN - April 10, 2017 - MTS Systems Corporation (Nasdaq: MTSC), a leading global supplier of high-performance test systems and sensors, today reported financial results for its fiscal year 2016 full year ended October 1, 2016 and its fiscal year 2017 first quarter ended December 31, 2016.

Fiscal Year 2016
➢ Revenue of $650 million increased 15% compared to the prior year with organic revenue growth of 7% from continued improvement in Test backlog conversion efficiencies
➢ GAAP EPS was $1.70, including a $1.02 negative impact from acquisition-related, acquisition integration, acquisition inventory fair value adjustment and restructuring expenses, consistent with previously issued preliminary earnings
➢    Test Services achieved record full year revenue of $86 million, an increase of 9%
Fiscal 2017 First Quarter
➢ Revenue of $199 million, an increase of 42% from prior year due to organic revenue growth of 10%, and 32% growth as a result of the PCB acquisition

➢
GAAP EPS of $0.09, including a $0.46 negative impact from acquisition integration, acquisition inventory fair value adjustment and restructuring expenses and costs associated with the China investigation

➢	Strong operating cash flow of $29 million, primarily due to continued focus on working capital improvements

“Before we discuss our financial results and outlook for fiscal year 2017, we will address the investigation undertaken to examine possible violations of the Company’s Code of Conduct. The investigation, overseen by the Audit Committee of our Board of Directors, and conducted using external legal counsel and forensic experts, confirmed that certain China employees involved with our China Test business violated our Code of Conduct by starting a company that competes with MTS in the low end of the materials test market within China. Importantly, the investigation did not find any evidence of intellectual property theft. However, the investigation did identify opportunities to enhance our processes and controls related to the adherence with our Code of Conduct and compliance policies and procedures, with particular focus on those related to third party sales of our products and local sourcing activities. Numerous steps are being taken to improve our oversight activities in these areas, including the creation of a new “Chief Risk and Compliance Officer” on my executive staff,” said Dr. Jeffrey A. Graves, President and Chief Executive Officer of MTS Systems.

MTS News Release

Dr. Graves continued, "With regard to the business performance and the PCB acquisition that closed in July 2016, fiscal year 2016 ended on a strong note with overall double digit revenue growth that extended into the first quarter of fiscal year 2017. The integration of PCB is progressing as anticipated, and we remain excited about the products and capabilities added to the company, and the revenue and cost synergies we expect to realize from the combination. While the integration costs and restructuring expenses did have a negative impact on our fiscal year 2016 fourth quarter earnings and will negatively impact fiscal year 2017 results, we believe the Test and Sensors businesses are more complementary than ever before and will deliver greater value to our shareholders for years to come."

Full Year Results
Revenue was $650.1 million, up $86.2 million or 15.3 percent, compared to the prior year. Excluding the impact from the acquisition of PCB, revenue increased 7.4 percent, driven by the Test segment, which increased 10.7 percent from strong conversion of backlog as a direct result of the organization and process improvement actions the company took earlier in the year. Overall, Test orders were down 1.8 percent versus the prior year principally due to order timing; however, the Test pipeline remains at a record level with over $1 billion in opportunities over the next twelve months. The Test business began the new fiscal year with a backlog of $331.0 million.
Earnings before taxes were $33.5 million, a decrease of $25.7 million compared to the prior year. The decrease primarily resulted from $23.1 million of acquisition-related, acquisition integration, acquisition inventory fair value adjustment and restructuring expenses. In addition, an unfavorable mix from lower margin custom projects in Test, investments in the Test business and higher interest expense negatively impacted earnings before taxes. These negative impacts were partially offset by higher volume and the contribution from the PCB acquisition.
Diluted earnings per share (EPS) on a GAAP basis were $1.70, which included negative impacts of $0.67 from acquisition-related, acquisition integration and restructuring expenses and $0.35 from the inventory fair value adjustment related to the PCB acquisition. Excluding these items, diluted earnings per share on an adjusted basis would have been $2.72. See “Non-GAAP Financial Measures” below for further information.

Fiscal 2017 First Quarter Results
Compared to the same quarter in the prior year, reported revenue was $199.3 million, up $58.8 million or 41.8 percent. Of this increase, the PCB acquisition generated 32.2 percent, while the remaining 9.6 percent increase came from organic revenue primarily driven by the Test segment, which increased 10.4 percent from the strong conversion of backlog, and a return to growth for the legacy Sensors business, which was up 5.7 percent. Earnings before taxes were $2.2 million, a decrease of $10.9 million compared to the prior year. The decrease primarily resulted from $12.0 million of expenses for acquisition integration, acquisition inventory fair value adjustment, restructuring activities, and the investigation into code of conduct violations in our China operations. Higher interest expense also negatively impacted earnings before taxes. These negative impacts were partially offset by higher volume, improved gross margins and the contribution from the PCB acquisition.
Diluted earnings per share (EPS) on a GAAP basis were $0.09 compared to $0.78 in the prior year. The decline was primarily driven by negative impacts of, $0.30 from the acquisition inventory fair value adjustment, $0.07 from acquisition integration expenses, $0.07 from the China investigation and $0.02 from restructuring expenses. Excluding these items, diluted earnings per share on an adjusted basis would have been $0.55 which includes higher interest expense of $0.24 and amortization expense of $0.12, related to the PCB acquisition. See “Non-GAAP Financial Measures” below for further information.

Outlook
For fiscal year 2017, with the higher backlog conversion rates in Test and more modest order levels in the first quarter, we will likely experience relatively flat to slightly lower revenue and earnings from the Test business this year. In addition to the added PCB business, we expect to see solid demand in our Sensors business, driven by market fundamentals and the resurgence of investment in the basic materials industries around the world.
Based on these factors, the company is forecasting revenues in the range of $760 million to $790 million and GAAP earnings per share of $0.80 to $1.20 for our fiscal year 2017. Also included in this guidance are acquisition

MTS News Release

integration, acquisition inventory fair value adjustment and restructuring expenses of $16.0 million to $18.0 million and the cost of the China investigation is expected to range between $8.0 million and $9.0 million. In addition, we are forecasting adjusted EBITDA for the full year to range between $115 million and $130 million. A reconciliation of this non-GAAP measure to net income, the closest GAAP measure, is included in Exhibit E of this earnings release.
Longer term, the PCB acquisition supports the strategic priorities of investing in markets with the opportunity to achieve sustainable double-digit top and bottom line growth, strengthening the MTS global footprint and focusing on areas that generate strong free cash flow. MTS has experienced the combined Sensors business for two full quarters and has a greatly expanded product portfolio delivered with outstanding customer service which will enhance the value of MTS to both customers and shareholders for years to come.
Dr. Graves concluded, "Although overall orders were down slightly in fiscal year 2016, there were many positives coming into fiscal year 2017. We are encouraged by the strong first quarter results of both the Test and Sensors businesses, and believe that our improved project execution and backlog conversion capability in Test, as well as our growing Test Service business, will position us well for the remainder of the year. Our Sensors business exposure to excellent fundamental market drivers such as industrial automation, testing of new products and energy generation, combined with an outstanding global customer base and delivery model, make us optimistic about the sustained growth prospects for our Sensors business this year and well into the future."

Non-GAAP Financial Measures
We believe that disclosing diluted earnings per share excluding the impact from acquisition-related expenses, acquisition integration expenses, acquisition inventory fair value adjustment, China investigation expenses and restructuring expenses is useful to investors as a measure of operating performance. We use this as one measure to monitor and evaluate operating performance. Diluted earnings per share excluding these items, is a financial measure that does not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate this measure by adding back the after-tax effect of the acquisition-related expenses, acquisition integration expenses, acquisition inventory fair value adjustment, China investigation expenses and restructuring expenses to net income and dividing the result by the diluted weighted average shares outstanding.

We believe that disclosing earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA excluding the impact from stock-based compensation, acquisition-related expenses, acquisition integration expenses, acquisition inventory fair value adjustment, China investigation expenses and restructuring expenses (Adjusted EBITDA) is useful to investors as a measure of leverage and operating performance. We use these measures to monitor and evaluate leverage and operating performance. EBITDA and Adjusted EBITDA are financial measures that do not reflect GAAP. We calculate EBITDA by adding back interest, taxes, depreciation and amortization expense to net income. Adjusted EBITDA is calculated by adding back stock-based compensation, acquisition-related expenses, acquisition integration expenses, acquisition inventory fair value adjustment, China investigation expenses and restructuring expenses to EBITDA.

Investors should consider these non-GAAP financial measures in addition to, not as a substitute for or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in Exhibits B, C, D and E to this release.

FY2016 Full Year and FY17 First Quarter Conference Call
A conference call will be held on April 11, 2017, at 10:00 a.m. ET (9:00 a.m. CT). Call toll free +1-888-601-3878 (international toll +1-913-312-0421) and reference the conference pass code “6053550”. Telephone replay will be available at 1:00 p.m. ET following the call until 1:00 p.m. ET, April 18, 2017. Call toll free +1-888-203-1112 (international toll +1-719-457-0820) and reference the conference pass code “6053550”.
A transcript of the call can also be accessed from the MTS website at http://investor.mts.com. It will be available on April 12, 2017.

MTS News Release

About MTS Systems Corporation
MTS Systems Corporation’s testing hardware, software and services solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’s high-performance sensors provide controls for a variety of applications measuring motion, pressure, position, force and sound. MTS had 3,500 employees as of October 1, 2016 and revenue of $650 million for the fiscal year ended October 1, 2016. Additional information on MTS can be found at www.mts.com.

This release contains “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Statements made under the heading “Outlook” are forward-looking statements, and words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions identify forward-looking statements in other parts of the release. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, statements about the expected benefits of the PCB acquisition and other statements that are not historical facts. These statements are based on MTS’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions that could cause MTS’s actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described in the “Risk Factors” section of MTS’s most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. The reports referenced above are available on MTS’s website at www.mts.com or on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which statements are made, and MTS undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.

MTS News Release

MTS SYSTEMS CORPORATION
Condensed Consolidated Statements of Income
(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2016	January 2, 2016

Revenue	$199,279	$140,501
Cost of sales	125,815	87,990
Gross profit	73,464	52,511
Gross margin	36.9%	37.4%

Operating expenses
Selling, general and administrative	54,493	33,616
Research and development	8,681	5,294
Total operating expenses	63,174	38,910

Income from operations	10,290	13,601
Operating margin	5.2%	9.7%

Interest income (expense), net	(7,280)	(201)
Other income (expense), net	(829)	(310)

Income before income taxes	2,181	13,090
Provision for income taxes	476	1,316
Net income	$1,705	$11,774

Earnings per share
Basic
Earnings per share	$0.09	$0.79
Weighted average common shares outstanding	18,969	14,861

Diluted
Earnings per share	$0.09	$0.78
Weighted average common shares outstanding	19,074	14,999

MTS News Release

MTS SYSTEMS CORPORATION
Condensed Consolidated Statements of Income
(unaudited - in thousands, except per share data)

	Twelve Months Ended
	October 1, 2016	October 3, 2015

Revenue	$650,147	$563,934
Cost of sales	418,743	344,321
Gross profit	231,404	219,613
Gross margin	35.6%	38.9%

Operating expenses
Selling, general and administrative	164,305	134,412
Research and development	25,336	23,705
Total operating expenses	189,641	158,117

Income from operations	41,763	61,496
Operating margin	6.4%	10.9%

Interest income (expense), net	(8,489)	(795)
Other income (expense), net	238	(1,529)

Income before income taxes	33,512	59,172
Provision for income taxes	6,018	13,710
Net income	$27,494	$45,462

Earnings per share
Basic
Earnings per share	$1.72	$3.03
Weighted average common shares outstanding	16,027	14,984

Diluted
Earnings per share	$1.70	$3.00
Weighted average common shares outstanding	16,179	15,142

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MTS SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	December 31, 2016	October 1, 2016
ASSETS
Current assets
Cash and cash equivalents	$95,949	$84,780
Accounts receivable, net	114,804	133,500
Unbilled accounts receivable	74,900	76,626
Inventories, net	122,670	132,566
Other current assets	21,711	12,793
Total current assets	430,034	440,265

Property and equipment, net	98,665	100,789
Goodwill	369,093	369,700
Intangible assets, net	263,469	266,789
Other long-term assets	9,527	10,477
Total assets	$1,170,788	$1,188,020

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Current maturities of long-term debt, net	$10,032	$9,850
Accounts payable	44,902	46,383
Advance payments from customers	87,233	72,728
Other accrued liabilities	69,575	87,160
Total current liabilities	211,742	216,121

Long-term debt, less current maturities	452,424	455,001
Other long-term liabilities	108,401	111,638
Total liabilities	772,567	782,760

Shareholders' equity
Common stock, $0.25 par; 64,000 shares authorized:
16,712 and 16,660 shares issued and outstanding as
of December 31, 2016 and October 1, 2016, respectively	4,178	4,165
Additional paid-in capital	156,053	154,879
Retained earnings	253,280	256,589
Accumulated other comprehensive income (loss)	(15,290)	(10,373)
Total shareholders' equity	398,221	405,260
Total liabilities and shareholders' equity	$1,170,788	$1,188,020

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Exhibit A
MTS SYSTEMS CORPORATION
Segment Financial Information
(unaudited - in thousands)

	Three Months Ended
Test Segment	December 31, 2016	January 2, 2016	% Variance

Revenue	$131,126	$118,810	10%
Cost of sales	84,292	77,791	8%
Gross profit	46,834	41,019	14%
Gross margin	35.7%	34.5%

Operating expenses	35,118	30,632	15%

Income (loss) from operations	$11,716	$10,387	13%

Sensors Segment

Revenue	$68,153	$21,691	214%
Cost of sales	41,523	10,199	307%
Gross profit	26,630	11,492	132%
Gross margin	39.1%	53.0%

Operating expenses	28,056	8,278	239%

Income (loss) from operations	$(1,426)	$3,214	(144)%

Total Company

Revenue	$199,279	$140,501	42%
Cost of sales	125,815	87,990	43%
Gross profit	73,464	52,511	40%
Gross margin	36.9%	37.4%

Operating expenses	63,174	38,910	62%

Income (loss) from operations	$10,290	$13,601	(24)%

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Exhibit B
MTS SYSTEMS CORPORATION
Reconciliation of Earnings Per Share Excluding Acquisition Integration,
Acquisition Inventory Step-up, China Investigation and Restructuring Expenses
(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2016
	Pre-Tax	Tax	Net
Net income	$2,181	$476	$1,705
Acquisition integration expenses[1]	1,688	436	1,252
Acquisition inventory step-up1	7,724	1,993	5,731
China investigation expenses[1]	1,976	510	1,466
Restructuring expenses[2]	563	196	367
Adjusted net income[3]	$14,132	$3,611	$10,521

Weighted average diluted common shares outstanding			19,074

Diluted earnings per share	$0.11	$0.02	$0.09
Diluted earnings per share - Impact of acquisition integration expenses	0.10	0.03	0.07
Diluted earnings per share - Impact of acquisition inventory step-up	0.40	0.10	0.30
Diluted earnings per share - Impact of China investigation expenses	0.10	0.03	0.07
Diluted earnings per share - Impact of restructuring expenses	0.03	0.01	0.02
Adjusted diluted earnings per share[3]	$0.74	$0.19	$0.55

1  In determining the tax impact of acquisition integration, acquisition inventory step-up and China investigation expenses, we applied a U.S. effective income tax rate before discrete items to these expenses.

2 In determining the tax impact of restructuring expenses, we applied the statutory rate in effect for each jurisdiction where restructuring expenses were incurred.

[3] Denotes non-GAAP financial measure.

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Exhibit C
MTS SYSTEMS CORPORATION
Reconciliation of Earnings Per Share Excluding Acquisition-Related,
Acquisition Integration, Acquisition Inventory Step-up and Restructuring Expenses
(unaudited - in thousands, except per share data)

	Twelve Months Ended
	October 1, 2016
	Pre-Tax	Tax	Net
Net income	$33,512	$6,018	$27,494
Acquisition-related expenses[1]	10,170	2,848	7,322
Acquisition integration expenses[1]	2,846	797	2,049
Acquisition inventory step-up1	7,916	2,224	5,692
Restructuring expenses[2]	2,165	700	1,465
Adjusted net income[3]	$56,609	$12,587	$44,022

Weighted average diluted common shares outstanding			16,179

Diluted earnings per share	$2.07	$0.37	$1.70
Diluted earnings per share - Impact of acquisition-related expenses	0.63	0.18	0.45
Diluted earnings per share - Impact of acquisition integration expenses	0.18	0.05	0.13
Diluted earnings per share - Impact of acquisition inventory step-up	0.49	0.14	0.35
Diluted earnings per share - Impact of restructuring expenses	0.13	0.04	0.09
Adjusted diluted earnings per share[3]	$3.50	$0.78	$2.72

1  In determining the tax impact of acquisition-related, acquisition integration and acquisition inventory step-up expenses, we applied a U.S. effective income tax rate before discrete tax items to these expenses.

2 In determining the tax impact of restructuring expenses, we applied the statutory rate in effect for each jurisdiction where restructuring expenses were incurred.

[3] Denotes non-GAAP financial measure.

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Exhibit D
MTS SYSTEMS CORPORATION
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(unaudited - in thousands)

	Three Months Ended	Twelve Months Ended

	December 31, 2016	October 1, 2016
Net income	$1,705	$27,494
Provision for income taxes	476	6,018
Interest (income) expense, net	7,280	8,489
Depreciation and amortization	8,392	24,077
EBITDA[1]	$17,853	$66,078

Stock-based compensation	1,721	7,224
Acquisition-related expenses[2]	—	10,281
Acquisition integration expenses[3]	1,688	2,344
Acquisition inventory step-up	7,724	7,916
China investigation expenses	1,976	—
Restructuring expenses[4]	563	2,533
Adjusted EBITDA[1]	$31,525	$96,376

[1] Denotes non-GAAP financial measure.

[2] Acquisition-related expenses were adjusted to exclude stock-based compensation forfeitures that were included in the stock-based compensation line.

[3] Acquisition integration expenses were adjusted to exclude interest expense that is included in the interest (income) expense, net line.

[4] Restructuring expenses were adjusted to exclude stock-based compensation forfeitures that were included in the stock-based compensation line.

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Exhibit E
MTS SYSTEMS CORPORATION
Reconciliation of EBITDA and Adjusted EBITDA to Net Income - Outlook
(unaudited - in thousands)

	Twelve Months Ended

	September 30, 2017
	Low	High
Net income	$15,400	$23,000
Provision for income taxes	3,900	6,500
Interest (income) expense, net	30,000	31,000
Depreciation and amortization	34,000	35,000
EBITDA[1]	$83,300	$95,500

Stock-based compensation and non-recurring expenses[2]	31,700	34,500
Adjusted EBITDA[1]	$115,000	$130,000

[1] Denotes non-GAAP financial measure.

[2] Includes pre-tax forecast expenses for stock-based compensation, acquisition integration, acquisition inventory step-up, China investigation and restructuring.